Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Arca Nova Acquisition Corp

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one ordinary share, no par value, and one-half of one redeemable warrant (each whole warrant exercisable into one ordinary share)	(1)	457(a)	11,500,000	$10.00	$115,000,000.00	0.000087	$10,005.00
Fees to be Paid	Equity	Ordinary shares included as part of the units	(2)	457(a)	11,500,000	0.00	0.00	0.000087	0.00
Fees to be Paid	Equity	Redeemable warrants included as part of the units	(3)	457(a)	5,750,000	$0.00	$0.00	0.000087	$0.00

Total Offering Amounts:							$115,000,000.00		10,005.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$10,005.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), as amended.

Includes 1,500,000 units, consisting of 1,500,000 ordinary shares and 750,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), as amended.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), as amended.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).